Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)
FOR FURTHER INFORMATION CONTACT:
Timothy Cope — 952-449-7030
FOR IMMEDIATE RELEASE:
February 12, 2010
LAKES ENTERTAINMENT, INC. ANNOUNCES HIRING OF TRACY
MIMNO AS GENERAL MANAGER OF RED HAWK CASINO
MINNEAPOLIS — February 12, 2010 — Lakes Entertainment, Inc. (NASDAQ: LACO) announced today that Tracy Mimno has been named General Manager of the Red Hawk Casino located near Shingle Springs, California, which is owned by the Shingle Springs Band of Miwok Indians and managed by Lakes Entertainment. Ms. Mimno will assume the duties of General Manager in March, pending approval from the applicable regulatory bodies. Acting General Manager Terry Contreras will continue as Red Hawk Casino’s Assistant General Manager and will also assume the role of Chief Financial Officer.
Most recently, Ms. Mimno served as CEO of Peppermill Resort Spa Casino in Reno, Nevada where she oversaw the operation of more than 2000 slots, a large variety of table games, a poker room, sports book, a 1,700 room hotel, 10 award winning restaurants, 15 bars and more than 2,000 employees.
     “Tracy had tremendous success during her tenure as CEO of Peppermill Resort Spa Casino. The experience that Tracy has had as a successful casino operator competing primarily in the general Northern California market coupled with her professional approach and her strong business background will help make Red Hawk Casino an even better operation for our guests and employees alike,” said Tim Cope, President and Chief Financial Officer of Lakes Entertainment.
Prior to becoming CEO in 1997, Tracy held positions with increasing responsibility including Controller, Chief Financial Officer and Director of Marketing. Previously Ms. Mimno was a CPA at Ernst & Young. She also served on the Board of Directors of Renown Health Systems and the Reno Sparks Chamber of Commerce. She received her Bachelor of Science in Accounting and Finance from the University of Nevada in Reno.
About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management or financing agreements with four separate Tribes for casino operations in Michigan, California, and Oklahoma, for a total of five separate casino sites. Lakes is currently managing the Cimarron Casino for the Iowa Tribe of Oklahoma, the Four Winds Casino Resort for the Pokagon Band of Potawatomi Indians and the Red Hawk Casino for the Shingle Springs Band of Miwok Indians. Lakes is also involved in other business activities, including the development of new table games for licensing to Tribal and non-Tribal casinos.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, need for potential future financing to meet Lakes’ development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; and reliance on Lakes’ management. For more information, review the company’s filings with the Securities and Exchange Commission.
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